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                                                                    EXHIBIT 21.1

                                TOWER GROUP, INC.

                    EXHIBIT 21.1 - SUBSIDIARIES OF REGISTRANT


         The following is a list of subsidiaries of Tower Group, Inc. at December 31, 2003.


Name of Company                                                   Incorporated
---------------                                                   ------------

Tower Insurance Company of New York                                    NY
Tower Risk Management Corp.                                            NY